Exhibit 5.2

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

December 7, 2020

Charter Communications, Inc.

CCO Holdings, LLC

CCO Holdings Capital Corp.

400 Atlantic Street, 10th Floor

Stamford, Connecticut 06901

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Charter Communications, Inc., a Delaware corporation (the “Company”), CCO Holdings Capital Corp., a Delaware corporation (“CCOH Capital”), CCO Holdings, LLC, a Delaware limited liability company (“CCO Holdings” and, together with CCOH Capital, the “Issuers”), and each of the entities listed on Exhibit A hereto (the “Guarantors” and, together with the Issuers, the “Registrants”) in connection with the proposed registration by the Registrants of the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), of an unspecified amount of senior debt securities (the “Securities”) to be issued by the Issuers pursuant to an indenture, dated as of May 23, 2019, by and among the Issuers, CCOH Safari, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee and as collateral agent (as amended and supplemented through the date hereof, and as further amended and supplemented from time to time, the “Indenture”) and the guarantees of the Securities (the “Guarantees”) by the Guarantors. Beijing Boston Chicago Dallas Hong Kong Houston London Los Angeles Munich Palo Alto Paris San Francisco Shanghai Washington, D.C.

The companies listed on Exhibit A hereto under the headings “Delaware Guarantors” and “California Guarantors” are collectively referred to herein as the “Delaware and California Guarantors.” The companies listed on Exhibit A hereto under the heading “Other Guarantors” are collectively referred to herein as the “Other Guarantors.”

As such counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the certificates of incorporation, certificates of formation, bylaws, limited liability agreements, partnership agreements and other organizational documents of the Issuers and the Delaware and California Guarantors, as applicable, (ii) the registration statement (the “Registration Statement”) to which this letter is an exhibit, (iii) the resolutions or written consents of the board of directors, sole director, board of managers, managing committee, manager or sole member, as applicable, of each of the Issuers and each of the Delaware and California Guarantors with respect to the Registration Statement, (iv) the Indenture (including the Guarantees), and (v) forms of the Securities.

Beijing    Boston    Chicago    Dallas    Hong Kong     Houston    London    Los Angeles    Munich    Palo Alto    Paris    San Francisco     Shanghai    Washington, D.C.

December 7, 2020

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuers and the Delaware and California Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuers and the Delaware and California Guarantors. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers and the Guarantors.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Securities are duly authorized for issuance by and executed by the Issuers and the Guarantees are authorized and executed by the Guarantors (assuming the due authorization, execution and delivery of the Guarantees by the Other Guarantors), and (ii) the Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and paid for pursuant to the documents governing their issuance and sale, (1) the Securities will be validly issued and binding obligations of the Issuers and (2) the Guarantees will be validly issued under the Indenture and will be binding obligations of the Guarantors to the extent the Guarantors are then parties to the Indenture.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

December 7, 2020

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the California Uniform Limited Partnership Act and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

We have also assumed that the execution and delivery of the Indenture, the Securities and the Guarantees and the performance by the Issuers and the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Issuer or any of the Guarantors is bound.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

December 7, 2020

EXHIBIT A

Guarantors

Delaware Guarantors:

Bresnan Broadband Holdings, LLC, a Delaware limited liability company

Bresnan Digital Services, LLC, a Delaware limited liability company

Bright House Networks Information Services (Alabama), LLC, a Delaware limited liability company

Bright House Networks Information Services (California), LLC, a Delaware limited liability company

Bright House Networks Information Services (Florida), LLC, a Delaware limited liability company

Bright House Networks Information Services (Indiana), LLC, a Delaware limited liability company

Bright House Networks Information Services (Michigan), LLC, a Delaware limited liability company

CC Fiberlink, LLC, a Delaware limited liability company

CC VI Fiberlink, LLC, a Delaware limited liability company

CC VII Fiberlink, LLC, a Delaware limited liability company

CCO Fiberlink, LLC, a Delaware limited liability company

CCO Holdings Capital Corporation, a Delaware corporation

CCO Holdings, LLC, a Delaware limited liability company

CCO NR Holdings, LLC, a Delaware limited liability company

Charter Advanced Services (MO), LLC, a Delaware limited liability company

Charter Communications, Inc., a Delaware corporation

Charter Communications, LLC, a Delaware corporation

Charter Communications, LLC, a Delaware limited liability company

Charter Communications Operating Capital Corp., a Delaware corporation

Charter Communications VI, L.L.C., a Delaware limited liability company

Charter Communications, LLC, a Delaware limited liability company

Charter Distribution, LLC, a Delaware limited liability company

Charter Fiberlink – Alabama, LLC, a Delaware limited liability company

Charter Fiberlink – Georgia, LLC, a Delaware limited liability company

Charter Fiberlink – Illinois, LLC, a Delaware limited liability company

Charter Fiberlink – Maryland II, LLC, a Delaware limited liability company

Charter Fiberlink – Michigan, LLC, a Delaware limited liability company

Charter Fiberlink – Missouri, LLC, a Delaware limited liability company

Charter Fiberlink – Nebraska, LLC, a Delaware limited liability company

Charter Fiberlink – Tennessee, LLC, a Delaware limited liability company

Charter Fiberlink CA-CCO, LLC, a Delaware limited liability company

Charter Fiberlink CC VIII, LLC, a Delaware limited liability company

Charter Fiberlink CCO, LLC, a Delaware limited liability company

Charter Fiberlink CT-CCO, LLC, a Delaware limited liability company

Charter Fiberlink LA-CCO, LLC, a Delaware limited liability company

Charter Fiberlink MA-CCO, LLC, a Delaware limited liability company

Charter Fiberlink MS-CCVI, LLC, a Delaware limited liability company

Charter Fiberlink NC-CCO, LLC, a Delaware limited liability company

Charter Fiberlink NH-CCO, LLC, a Delaware limited liability company

Charter Fiberlink NV-CCVII, LLC, a Delaware limited liability company

Charter Fiberlink NY-CCO, LLC, a Delaware limited liability company

Charter Fiberlink OR-CCVII, LLC, a Delaware limited liability company

Charter Fiberlink SC-CCO, LLC, a Delaware limited liability company

Charter Fiberlink TX-CCO, LLC, a Delaware limited liability company

December 7, 2020

Charter Fiberlink VA-CCO, LLC, a Delaware limited liability company

Charter Fiberlink VT-CCO, LLC, a Delaware limited liability company

Charter Fiberlink WA-CCVII, LLC, a Delaware limited liability company

Charter Leasing Holding Company, LLC, a Delaware limited liability company

Charter Procurement Leasing, LLC, a Delaware limited liability company

DukeNet Communications, LLC, a Delaware limited liability company

Marcus Cable Associates, L.L.C., a Delaware limited liability company

Spectrum Advanced Services, LLC, a Delaware limited liability company

Spectrum Fiberlink Florida, LLC, a Delaware limited liability company

Spectrum Gulf Coast, LLC, a Delaware limited liability company

Spectrum Mid-America, LLC, a Delaware limited liability company

Spectrum Mobile Equipment, LLC, a Delaware limited liability company

Spectrum Mobile, LLC, a Delaware limited liability company

Spectrum New York Metro, LLC, a Delaware limited liability company

Spectrum NLP, LLC, a Delaware limited liability company

Spectrum Northeast, LLC, a Delaware limited liability company

Spectrum Oceanic, LLC, a Delaware limited liability company

Spectrum Originals Development, LLC, a Delaware limited liability company

Spectrum Originals, LLC, a Delaware limited liability company

Spectrum Pacific West, LLC, a Delaware limited liability company

Spectrum Reach, LLC, a Delaware limited liability company

Spectrum RSN, LLC, a Delaware limited liability company

Spectrum Security, LLC, a Delaware limited liability company

Spectrum Southeast, LLC, a Delaware limited liability company

Spectrum Sunshine State, LLC, a Delaware limited liability company

Spectrum TV Essentials, LLC, a Delaware limited liability company

Spectrum Wireless Holdings, LLC, a Delaware limited liability company

TC Technology, LLC, a Delaware limited liability company

Time Warner Cable Business LLC, a Delaware limited liability company

Time Warner Cable Enterprises LLC, a Delaware limited liability company

Time Warner Cable Information Services (Alabama), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Arizona), LLC, a Delaware limited liability company

Time Warner Cable Information Services (California), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Colorado), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Hawaii), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Idaho), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Illinois), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Indiana), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Kansas), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Kentucky), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Maine), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Massachusetts), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Michigan), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Missouri), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Nebraska), LLC, a Delaware limited liability company

Time Warner Cable Information Services (New Hampshire), LLC, a Delaware limited liability company

Time Warner Cable Information Services (New Jersey), LLC, a Delaware limited liability company

Time Warner Cable Information Services (New Mexico) LLC, a Delaware limited liability company

Time Warner Cable Information Services (New York), LLC, a Delaware limited liability company

Time Warner Cable Information Services (North Carolina), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Ohio), LLC, a Delaware limited liability company

December 7, 2020

Time Warner Cable Information Services (Pennsylvania), LLC, a Delaware limited liability company

Time Warner Cable Information Services (South Carolina), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Tennessee), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Texas), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Virginia), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Washington), LLC, a Delaware limited liability company

Time Warner Cable Information Services (West Virginia), LLC, a Delaware limited liability company

Time Warner Cable Information Services (Wisconsin), LLC, a Delaware limited liability company

Time Warner Cable, LLC, a Delaware limited liability company

TWC Administration LLC, a Delaware limited liability company

TWC Communications, LLC, a Delaware limited liability company

TWC SEE Holdco LLC, a Delaware limited liability company

TWCIS Holdco LLC, a Delaware limited liability company

Other Guarantors:

Bresnan Broadband of Colorado, LLC, a Colorado limited liability company

Bresnan Broadband of Montana, LLC, a Montana limited liability company

Bresnan Broadband of Utah, LLC, a Utah limited liability company

Bresnan Broadband of Wyoming, LLC, a Wyoming limited liability company